SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2002



                       EATON CORPORATION
--------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)

      Ohio                    1-1396                 34-0196300
-----------------          ------------          -------------------
(State or other            (Commission           (I.R.S. Employer
 jurisdiction of            File Number)          Identification No.)
 incorporation)


              Eaton Center
            Cleveland, Ohio                             44114
----------------------------------------         -------------------
(Address of principal executive offices)              (Zip Code)


                           (216) 523-5000
                   -----------------------------
                   Registrant's telephone number,
                        including area code


















Item 5.    Other Events
           ------------

Press Release dated October 14, 2002

EATON REPORTS SECOND QUARTER OPERATING EARNINGS OF
$1.26 PER SHARE


CLEVELAND . . . Diversified industrial manufacturer Eaton Corporation (NYSE:ETN) today announced operating earnings per share of $1.26 for the third quarter of 2002, 91 percent above results one year earlier of $.66 per share. Sales in the quarter were $1.83 billion, 5 percent above last year. Net income before unusual items was $90 million compared to $47 million in 2001.

After all unusual items in both periods, net income in the third quarter of 2002 was more than double that in 2001, with 2002 net income of $93 million and earnings per share of $1.30, compared to $40 million and $.57 per share in 2001.

In comparison to 2001, third quarter 2002 results were favorably impacted by $.22 per share due to the adoption of Statement of Financial Accounting Standards No. 142, which discontinued the amortization of goodwill and certain intangible assets, and were unfavorably impacted by $.12 per share due to lower pension income. Net income in the third quarter benefited from a gain of $.18 per share on the sale of the Navy Controls business, partly offset by an expense of $.09 per share for a contribution to the Eaton Charitable Fund.

Alexander M. Cutler, Eaton chairman and chief executive officer, said, "We are pleased with our third quarter results. For the past two quarters, we have experienced growth in revenue compared to the same period a year ago and have achieved operating margins over 10 percent. It is clear we are realizing the benefit of the aggressive actions we have taken to resize our corporation, even though most of our end markets remain depressed. We remain on track to realize $130 million of savings in 2002 from these restructuring actions.

"We made further progress implementing the Eaton Business System during the third quarter, with results evident in the continued tight control over working capital and capital expenditures. These improvements, along with proceeds from the sale of our Navy Controls business, helped us to pay down an additional $246 million of debt during the third quarter, bringing the total reduction in debt for the first nine months of 2002 to $408 million. During the third quarter we also issued $300 million of 10-year term debt, which was used to reduce our outstanding commercial paper.

"The modest recovery we had anticipated in our end markets beginning in the fourth quarter appears to be delayed somewhat due to the slow and uneven pace of the economic recovery. Our current forecast projects very little growth in our end markets in the first half of next year, with stronger growth likely in the second half. As a result of the continuing soft market conditions, we are continuing to exercise tight control over all expenditures.

"Restructuring expense in the third quarter was $6 million, bringing restructuring expenses year-to-date to $58 million. We expect our full-year restructuring expenses to be $60 million.

"We are narrowing our full-year operating earnings guidance to $4.30 to $4.40
per share.   We anticipate fourth quarter operating earnings per share will be in the  $.90 to $1.00 range," said Cutler.

Business Segment Results
------------------------
Third quarter sales of Eaton's largest business segment, Fluid Power, were $609 million, 2 percent above one year earlier. This compares to a decline of 3 percent in Fluid Power's markets, with North American fluid power industry shipments up about 1 percent, commercial aerospace markets off about 23 percent, and defense aerospace markets up by 13 percent. Segment profits before restructuring costs were $50 million, $15 million more than last year.

"We do not anticipate a recovery in the traditional mobile and industrial hydraulics markets until next year," said Cutler. "The decline in the commercial aerospace market has occurred as we expected. Military aerospace markets have been stronger than expected and are likely to remain strong into next year.

"As previously announced, major product wins during the quarter included the wing fluid distribution package for the F-35, the second major contract we have won on the Joint Strike Fighter, and additional business from the U.S. Air Force's decision to purchase an additional 60 C-17 cargo aircraft.

"At quarter end, we announced that we had signed a contract to purchase substantially all of the assets of the Boston Weatherhead hose and fittings business owned by Dana Corporation, " said Cutler. "The Boston Weatherhead
business had sales of $207 million in 2001.   We anticipate the transaction to
close in November."

In the Industrial & Commercial Controls segment, third quarter sales were $506 million, down 8 percent from last year, but down only 3 percent after adjusting for the impact of selling the Navy Controls business at the start of the third
quarter.   Operating profits were $49 million, up 7 percent from results one year ago.

"End markets for our electrical business continued to weaken during the third quarter, with an estimated 6 percent decline in the North American markets for this business compared to last year," said Cutler. "We expect that the long-cycle, large-project portion of this business will continue to soften for the remainder of this year, with a recovery not expected until the middle of next year. The residential market has remained strong, helping us to substantially outgrow our end markets in the third quarter."

The Automotive segment posted sales of $393 million in the third quarter, 13 percent above the comparable quarter of last year. NAFTA automotive production was up 12 percent, while European production declined 5 percent, compared to the same period last year. Segment profits were $52 million, up 27 percent from a year ago.

"Our Automotive segment continued its strong performance with sales that considerably outpaced its end markets," said Cutler. "The heavy investments we have made in new product development over the last several years are continuing to deliver real results as we have been able to accelerate the pace of new product introductions and gain market share."




The Truck segment posted sales of $322 million in the third quarter, a 27 percent increase over the comparable period last year, and recorded profits of $45 million, compared to a breakeven performance before unusual items a year ago. NAFTA heavy-duty truck production was up 67 percent and NAFTA medium-duty truck production was up 11 percent. European truck production was down 7 percent and South American production decreased by 4 percent.

"For the full year, we now expect production of heavy-duty trucks in NAFTA to total 174,000 units," said Cutler. "The positive impact of our extensive restructuring actions over the last two years can be seen in the $45 million of increased profit in the third quarter of 2002 on increased sales of $69 million, compared to the same period in 2001.

"Among the significant product wins achieved in the third quarter were two new contracts that we announced last week with Volvo and AGCO to supply transmissions for the Brazilian market," said Cutler.

Eaton is a global $7.3 billion diversified industrial manufacturer that is a leader in fluid power systems; electrical power quality, distribution and control; automotive engine air management and fuel economy; and intelligent truck systems for fuel economy and safety. Eaton has 47,000 employees and sells products in more than 50 countries. For more information, visit www.eaton.com.

Notice of Conference Call: Eaton's conference call to discuss its third quarter results is available to all interested parties via live audio webcast today at 10 a.m. EDT on www.eaton.com.

This news release contains forward-looking statements concerning the fourth quarter 2002 and the full year 2002 operating earnings per share, our worldwide markets, expenses and benefits of our restructuring programs, and expected volumes from business awards. These statements are subject to various risks and uncertainties, many of which are outside the company's control. The following factors could cause actual results to differ materially from those in the forward-looking statements: unanticipated changes in the markets for the company's business segments; failure to implement restructuring plans; unanticipated downturns in business relationships with customers or their purchases from us; competitive pressures on sales and pricing; increases in the cost of material and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges or dispute resolutions; and unanticipated further deterioration of economic and financial conditions in the United States and around the world. We do not assume any obligation to update these forward-looking statements.

Financial Results
-----------------
The company's comparative financial results for the three months and nine months ended September 30, 2002 and 2001 follow:









Eaton Corporation

Comparative Financial Summary

                                                      Three months ended
                                                         September 30
                                                      -------------------
(Millions except for per share data)                    2002         2001
                                                        ----         ----

Net sales                                             $1,830       $1,750
Income before income taxes                               132           61
Net income                                                93           40

Net income per Common Share assuming dilution         $ 1.30       $ 0.57
Average number of Common Shares outstanding             71.9         70.9

Net income per Common Share basic                     $ 1.32       $ 0.58
Average number of Common Shares outstanding             70.8         69.6

Cash dividends paid per Common Share                  $ 0.44       $ 0.44

Reconciliation of net income to operating earnings
--------------------------------------------------
Net income                                            $   93       $   40
Excluding (after-tax)
  Unusual charges                                         10           22
  Gains on sales of businesses                           (13)         (15)
                                                      ------       ------
Operating earnings                                    $   90       $   47
                                                      ======       ======


Net income per Common Share assuming dilution         $ 1.30       $ 0.57
Per share impact of unusual items                      (0.04)        0.09
                                                      ------       ------
Operating earnings per Common Share                   $ 1.26       $ 0.66
                                                      ======       ======

See accompanying notes.

Comparative Financial Summary

                                                       Nine months ended
                                                         September 30
                                                      -------------------
(Millions except for per share data)                    2002         2001
                                                        ----         ----

Net sales                                             $5,434       $5,604
Income before income taxes                               307          239
Net income                                               214          139

Net income per Common Share assuming dilution         $ 2.98       $ 1.97
Average number of Common Shares outstanding             71.7         70.5


Net income per Common Share basic                     $ 3.03       $ 2.01
Average number of Common Shares outstanding             70.5         69.3

Cash dividends paid per Common Share                  $ 1.32       $ 1.32

Reconciliation of net income to operating earnings
--------------------------------------------------

Net income                                            $  214       $  139
Excluding (after-tax)
  Unusual charges                                         45           69
  Gains on sales of businesses                           (13)         (22)
                                                      ------       ------
Operating earnings                                    $  246       $  186
                                                      ======       ======

Net income per Common Share assuming dilution         $ 2.98       $ 1.97
Per share impact of unusual items                       0.44         0.67
                                                      ------       ------
Operating earnings per Common Share                   $ 3.42       $ 2.64
                                                      ======       ======

See accompanying notes.

Statements of Consolidated Income

                                                      Three months ended
                                                         September 30
                                                      -------------------
(Millions except for per share data)                    2002         2001
                                                        ----         ----

Net sales                                             $1,830       $1,750

Costs & expenses
  Cost of products sold                                1,316        1,326
  Selling & administrative                               302          300
  Research & development                                  51           56
                                                      ------       ------
                                                       1,669        1,682
                                                      ------       ------
Income from operations                                   161           68

Other income (expense)
  Interest expense-net                                   (26)         (33)
  Gains on sales of businesses                            18           23
  Other-net                                              (21)           3
                                                      ------       ------
                                                         (29)          (7)
                                                      ------       ------
Income before income taxes                               132           61
Income taxes                                              39           21
                                                      ------       ------
Net income                                            $   93       $   40
                                                      ======       ======


Net income per Common Share assuming dilution         $ 1.30       $ 0.57
Average number of Common Shares outstanding             71.9         70.9


Net income per Common Share basic                     $ 1.32       $ 0.58
Average number of Common Shares outstanding             70.8         69.6

Cash dividends paid per Common Share                  $ 0.44       $ 0.44

See accompanying notes.

Statements of Consolidated Income

                                                       Nine months ended
                                                         September 30
                                                      -------------------
(Millions except for per share data)                    2002         2001
                                                        ----         ----

Net sales                                             $5,434       $5,604

Costs & expenses
  Cost of products sold                                3,966        4,223
  Selling & administrative                               917          924
  Research & development                                 156          177
                                                      ------       ------
                                                       5,039        5,324
                                                      ------       ------
Income from operations                                   395          280

Other income (expense)
  Interest expense-net                                   (80)        (113)
  Gains on sales of businesses                            18           61
  Other-net                                              (26)          11
                                                      ------       ------
                                                         (88)         (41)
                                                      ------       ------
Income before income taxes                               307          239
Income taxes                                              93          100
                                                      ------       ------
Net income                                            $  214       $  139
                                                      ======       ======

Net income per Common Share assuming dilution         $ 2.98       $ 1.97
Average number of Common Shares outstanding             71.7         70.5

Net income per Common Share basic                     $ 3.03       $ 2.01
Average number of Common Shares outstanding             70.5         69.3

Cash dividends paid per Common Share                  $ 1.32       $ 1.32

See accompanying notes.





Business Segment Information

                                                      Three months ended
                                                         September 30
                                                      -------------------
(Millions)                                              2002         2001
                                                        ----         ----
Net sales
  Fluid Power                                         $  609       $  600
  Industrial & Commercial Controls                       506          548
  Automotive                                             393          349
  Truck                                                  322          253
                                                      ------       ------
Total net sales                                       $1,830       $1,750
                                                      ======       ======
Operating profit (loss)
  Fluid Power                                         $   44       $   31
  Industrial & Commercial Controls                        49           27
  Automotive                                              52           41
  Truck                                                   45           (6)
                                                      ------       ------
Total ongoing operations                                 190           93

Amortization of goodwill & other intangible assets        (5)         (24)
Interest expense-net                                     (26)         (33)
Gains on sales of businesses                              18           23
Corporate & other-net                                    (45)           2
                                                      ------       ------
Income before income taxes                               132           61
Income taxes                                              39           21
                                                      ------       ------
Net income                                            $   93       $   40
                                                      ======       ======

See accompanying notes.






















Business Segment Information

                                                       Nine months ended
                                                         September 30
                                                      --------------------
(Millions)                                              2002         2001
                                                        ----         ----
Net sales
  Fluid Power                                         $1,834       $1,929
  Industrial & Commercial Controls                     1,511        1,671
  Automotive                                           1,197        1,125
  Truck                                                  892          794
                                                      ------       ------
Total ongoing operations                               5,434        5,519
Divested operations                                                    85
                                                      ------       ------
Total net sales                                       $5,434       $5,604
                                                      ======       ======
Operating profit (loss)
  Fluid Power                                         $  145       $  146
  Industrial & Commercial Controls                       109          126
  Automotive                                             172          150
  Truck                                                   65          (49)
                                                      ------       ------
Total ongoing operations                                 491          373

Divested operations                                                     7
Amortization of goodwill & other intangible assets       (16)         (72)
Interest expense-net                                     (80)        (113)
Gains on sales of businesses                              18           61
Corporate & other-net                                   (106)         (17)
                                                      ------       ------
Income before income taxes                               307          239
Income taxes                                              93          100
                                                      ------       ------
Net income                                            $  214       $  139
                                                      ======       ======

See accompanying notes.

Condensed Consolidated Balance Sheets

                                                    September 30  December 31
(Millions)                                              2002         2001
                                                        ----         ----
ASSETS
Current assets
  Cash & short-term investments                       $  379       $  311
  Accounts receivable                                  1,139        1,070
  Inventories                                            634          681
  Deferred income taxes & other current
    assets                                               311          325
                                                      ------       ------
                                                       2,463        2,387



Property, plant & equipment-net                        1,898        2,050
Goodwill                                               1,893        1,902
Other intangible assets                                  505          533
Other assets                                             711          774
                                                      ------       ------
                                                      $7,470       $7,646
                                                      ======       ======

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt & current portion
    of long-term debt                                 $  199       $  188
  Accounts payable                                       368          418
  Accrued compensation                                   189          158
  Accrued income & other taxes                           304          258
  Other current liabilities                              764          647
                                                      ------       ------
                                                       1,824        1,669
Long-term debt                                         1,833        2,252
Postretirement benefits other than pensions              657          670
Deferred income taxes & other liabilities                551          580
Shareholders' equity                                   2,605        2,475
                                                      ------       ------
                                                      $7,470       $7,646
                                                      ======       ======
See accompanying notes.

Notes to the Third Quarter 2002 Earnings Release
Dollars in millions, except per share data (per share data assume dilution)

Unusual Charges
---------------
As the extraordinarily weak economic conditions of 2001 continued into 2002, Eaton undertook additional restructuring actions in the first nine months of 2002 to further reduce fixed operating costs across its business segments and certain corporate functions as described below.

                                      Three months ended   Nine months ended
                                         September 30         September 30
                                         ------------         ------------
                                         2002    2001         2002    2001
                                         ----    ----         ----    ----
Operational restructuring charges
 Fluid Power                             $  6    $  4         $ 24    $ 18
 Industrial & Commercial Controls                  19           15      23
 Automotive                                                      1
 Truck                                              6           14      49
Corporate restructuring charges                     4            4       4
                                         ----    ----         ----    ----
                                            6      33           58      94
Other corporate charges                    10                   10      10
                                         ----    ----         ----    ----
Total unusual charges                    $ 16    $ 33         $ 68    $104
                                         ====    ====         ====    ====
After-tax                                $ 10    $ 22         $ 45    $ 69
Per Common Share                          .14     .30          .62     .98

The operational restructuring charges are included in the Statements of Consolidated Income in Income from operations and reduced operating profit of the related business segment. The corporate restructuring charges are included in the Statements of Consolidated Income in Income from operations and the Other corporate charges are included in Other expense-net. All of the corporate restructuring and other corporate charges are included in Business Segment Information in Corporate & other-net.

The other corporate charge of $10 in the third quarter of 2002 represents a contribution to the Eaton Charitable Fund. The other corporate charge of $10 in the second quarter of 2001 resulted from an arbitration award related to a contractual dispute over supply arrangements initiated in February 1999 against Vickers, Incorporated, a subsidiary of Aeroquip-Vickers Inc., which was acquired by Eaton in April 1999.


Gains on Sales of Businesses
----------------------------
During the third quarter of 2002, the Company sold its Navy Controls business. The sale of this business resulted in a pretax gain of $18 ($13 after-tax, or $.18 per Common Share).

During the third quarter of 2001, the Company sold its Air Conditioning & Refrigeration business and certain assets of the Automotive business. The sales of these businesses resulted in a net pretax gain of $23 ($15 after-tax, or $.21 per Share). During the first nine months of 2001, Eaton sold businesses resulting in a net pretax gain of $61 ($22 after-tax, or $.31 per Share). In addition to the businesses sold in the third quarter of 2001 as discussed above, the Vehicle Switch / Electronics Division (VS/ED) business and certain assets of the truck business were sold in the first quarter of 2001. In Business Segment Information, the operating results of VS/ED are included in divested operations for 2001.


Goodwill and Other Intangible Assets
------------------------------------
Effective January 1, 2002, Eaton adopted Statement of Financial Accounting Standards (SFAS) No. 142 "Goodwill and Other Intangible Assets". Upon adoption, the Company discontinued the amortization of goodwill and indefinite life intangible assets recorded in connection with previous business combinations. Third quarter 2002 results were impacted favorably by this reduction in amortization expense of $19 ($16 after-tax, or $.22 per Common Share). Results for the first nine months of 2002 were similarly impacted by this reduction in amortization expense of $56 ($48 after-tax, or $.67 per Share).

Pension and Other Postretirement Benefit Expense
------------------------------------------------
Pretax income for the third quarter of 2002 was reduced by $13 ($9 after-tax, or $.12 per Common Share) compared to the same period in 2001 due to the effect on pension income of the decline in stock market valuations on Eaton's pension fund assets, coupled with lower discount rates associated with pension and other postretirement benefit liabilities. Pretax income for the first nine months of 2002 was similarly reduced by $46 ($30 after-tax, or $.42 per Share) compared to the same period in 2001.



Income Taxes
------------
The effective income tax rate for the first nine months of 2002 was 30.4% compared to 41.8% for the same period in 2001. The higher rate in 2001 was primarily the result of the tax effect of book/tax basis differences related to businesses sold in the first quarter of 2001, which increased tax expense by $18. Excluding the negative tax consequences related to the sales of businesses in 2001, the effective tax rate for the first nine months of 2001 was 34.0% compared to 30.4% in 2002.















                            Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Eaton Corporation

                                       /s/ R. H. Fearon
                                       -----------------------------
                                       R. H. Fearon
                                       Chief Financial Officer


Date: October 14, 2002